Exhibit 32.1

Citizens Financial Corp.

Certification Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, 18 U.S.C. Section 1350

I, Robert J. Schoonover, President and Chief Executive Officer of Citizens Financial Corp. (the “company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that:

1.
the Quarterly Report on Form 10-Q of the company for the quarterly period ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date: 11/13/07	/s/ Robert J. Schoonover
Robert J. Schoonover
President and
Chief Executive Officer